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                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT         Exhibit 28H
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-P
                               October 12, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-P Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution
   (Stated on the Basis of $1,000 Original Principal
   Amount)

     1.   The total amount of the distribution to Class A
          Certificateholders on the Payment Date per
          $1,000 interest.                                               $4.633

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Class A Certificates, per $1,000 interest                  $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on the
          Class A Certificates, per $1,000 interest                      $4.633

B. Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Investor
          Certificates of all Series                          $1,216,711,417.41

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Series 1995-P
          Certificates                                           $12,685,081.62

     c.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Class A
          Certificates                                           $11,099,446.40

     d.   The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Class A
          Certificates, per $1,000 interest                             $22.199

     e.   The amount of Excess Spread for the Due Period
          with respect to the current Distribution Date           $7,407,643.03

     f.   The amount of Reallocated Principal Collections
          for the Due Period with respect to the current
          Distribution Date allocated in respect of the
          Class A Certificates                                            $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1995-P
          Certificates, if any                                            $0.00
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                                                                   Series 1995-P



     h.   The amount of Excess Principal Collections
          allocated in respect of the Series 1995-P
          Certificates, if any                                            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due
          Period with respect to the current Distribution
          Date (which reflects the Principal Receivables
          represented by the Exchangeable Seller's
          Certificate and by the Investor Certificates of
          all Series)                                        $15,982,603,773.96

     b.   The amount of Principal Receivables in the
          Trust represented by the Series 1995-P
          Certificates (the "Invested Amount") for the
          Due Period with respect to the current
          Distribution Date                                     $571,428,572.00

     c.   The amount of Principal Receivables in the
          Trust represented by the Class A Certificates
          (the "Class A Invested Amount") for the Due
          Period with respect to the current Distribution       $500,000,000.00
          Date

     d.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1995-P
          Certificates for the Due Period with respect to
          the current Distribution Date                                   3.575%

     e.   The Invested Percentage with respect to
          Principal Receivables for the Series 1995-P
          Certificates for the Due Period with respect to
          the current Distribution Date                                   3.575%

     f.   The Class A Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     g.   The Class A Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           87.500%

     h.   The Collateral Floating Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     i.   The Collateral Principal Percentage for the Due
          Period with respect to the current Distribution
          Date                                                           12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in
          the Accounts which were 30 or more days
          delinquent as of the end of the Due Period for
          the current Distribution Date                         $849,380,279.30

     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current
          Distribution Date allocable to the Series
          1995-P Certificates (the "Investor Default
          Amount")

          1.   Investor Default Amount                            $3,247,684.92
          2.   Recoveries                                           $165,167.01
          3.   Net Default Receivables                            $3,082,517.91
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                                                                   Series 1995-P


     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                            $2,841,724.30
          2.   Recoveries                                           $144,521.13
          3.   Net Default Receivables                            $2,697,203.17

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                              $405,960.62
          2.   Recoveries                                            $20,645.88
          3.   Net Default Receivables                              $385,314.74

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Investor Charge-Offs
          per $1,000 interest after reimbursement of any
          such Class A Investor Charge-Offs for the Due
          Period with respect to the current Distribution
          Date                                                            $0.00

     b.   The amount attributable to Class A Investor
          Charge-Offs, if any, by which the principal
          balance of the Class A Certificates exceeds the
          Class A Invested Amount as of the end of the
          day on the Record Date with respect to the
          current Distribution Date                                       $0.00

     c.   The amount of the Collateral Charge-Offs,if
          any, for the Due Period with respect to the
          current Distribution Date                                       $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable
          from available funds by the Trust to the
          Servicer with respect to the current
          Distribution Date                                         $119,047.62

     b.   The amount of the Interchange Monthly Servicing
          Fee payable to the Servicer with respect to the
          current Distribution Date                                 $595,238.10

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                  $0.00

     b.   The amount available to be withdrawn from the
          Cash Collateral Account as of the end of the
          day on the current Distribution Date, after
          giving effect to all withdrawals, deposits and
          payments to be made on  such Distribution Date
          (the "Available Cash Collateral Amount" for the
          next Distribution Date)                                 $5,714,286.00

     c.   The amount as computed in 7.b as a percentage
          of the Class A Invested Amount after giving
          effect to all reductions thereof on the current
          Distribution Date                                               1.143%

     8.   Collateral Invested Amount
     -------------------------------

     a.   The Collateral Invested Amount for the current
          Distribution Date                                      $71,428,572.00

     b.   The Collateral Invested Amount after giving
          effect to all withdrawals, deposits, and
          payments on the current Distribution Date              $71,428,572.00
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     9.   Total Enhancement                                        Series 1995-P
     ----------------------

     a.   The total Enhancement for the current
          Distribution Date                                      $77,142,858.00

     b.   The total Enhancement after giving effect to
          all withdrawals, deposits and payments on the
          current Distribution Date                              $77,142,858.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of
          the Class A Invested Amount on the last day of
          the month ending on the Record Date adjusted
          for Class A Investor Charge-Offs set forth in
          B.5.a above and for the distributions of
          principal set forth in A.2 above to the Class A
          Initial Invested Amount). The amount of a Class
          A Certificateholder's pro rata share of the
          Class A Invested Amount can be determined by
          multiplying the original denomination of the
          holder's Class A Certificate by the Pool Factor          100.00000000%

D.   Deficit Controlled Amortization Amount
-------------------------------------------

     1.   The Deficit Controlled Amortization Amount for
          the preceding Due Period                                        $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                              First USA Bank, N.A.
                              Servicer



                              By:       /s/ TRACIE KLEIN
                                     ----------------------------
                                            TRACIE KLEIN
                              Title:        FIRST VICE PRESIDENT